Exhibit 10.11

SECOND AMENDED AND RESTATED PROMISSORY NOTE

Date of Note:	Effective as of September 13, 2019
Principal Amount:	$6,750,000.00
Maturity Date:	November 15, 2019

This SECOND AMENDED AND RESTATED PROMISSORY NOTE (this “Note”) is effective as of September 13, 2019, by and between MOBIQUITY TECHNOLOGIES, INC., a New York corporation, having an address at 35 Torrington Lane, Shoreham, New York 11786 (the “Maker”) and DEEPANKAR KATYAL, an individual having an address at 5447 31st Ave SW, Seattle, Washington 98126 (the “Payee”), in his capacity as the representative of (i) the persons who were members of Advangelists, LLC (“AVNG”) immediately prior to the effectiveness of the merger under the Merger Agreement (as defined below) and (ii) the other recipients of value under this Note (who were consultants of AVNG immediately prior to the effectiveness of the merger under the Merger Agreement (the “Consultants”) (collectively the persons that constitute (i) and (ii) above shall be referred to herein as the “Recipients”), and amends, restates, supersedes and replaces in its entirety that certain Promissory Note (the “Original Note”) made by Glen Eagles Acquisition LP (the “Original Maker”) in favor of Payee, dated December 6, 2018, in the original principal amount of Nine Million Five Hundred Thousand Dollars ($9,500,000), as amended by the that certain Amended and Restated Promissory Note (the “Amended and Restated Note”) made by Mobiquity Technologies, Inc., as transferee from the Original Maker, in favor of Payee, dated May 8, 2019, in the original principal amount of Seven Million Four Hundred Seventy Five Thousand Dollars ($7,475,000.00). The Original Note and the Amended and Restated Note shall cease to be of any further force or effect upon the execution and delivery of this Note.

RECITALS

WHEREAS, the Original Maker executed the Original Note in the aggregate principal amount of Nine Million Five Hundred Thousand Dollars ($9,500,000);

WHEREAS, the Original Note was delivered pursuant to that certain Agreement and Plan of Merger, dated November 20, 2018, as amended on December 6, 2018, by and among Maker, the Original Maker, AVNG Acquisition Sub, LLC, AVNG, and Payee (the “Merger Agreement”) and represents the obligations to make the installment payments on the Cash Consideration (as defined in the Merger Agreement).

WHEREAS, pursuant to the terms of an Assignment and Assumption Agreement, dated as of May 8, 2019 (the “GEAL/Gopher Assignment”), by and between the Original Maker and Gopher Protocol, Inc. (“Gopher”), the Original Maker assigned all of its rights, titles and interests in, to and arising under the Original Note to Gopher, and Gopher assumed all of the Original Maker’s obligations arising under the Original Note arising on and after the effective date of the GEAL/Gopher Assignment;

WHEREAS, pursuant to the terms of an Assignment and Assumption Agreement, dated as of May 8, 2019 (the “Gopher/Maker Assignment”), by and between Gopher and Maker, Gopher assigned all of its rights, titles and interests in, to and arising under the Original Note to Maker, and Maker assumed all of Gopher’s obligations arising under the Original Note arising on and after the effective date of the Gopher/Maker Assignment;

WHEREAS, Maker and Payee amended and restated the Original Note by the Maker executing and delivering to Payee the Amended and Restated Note (the principal amount of which reflected a repayment of $2,025,000 in principal under the Original Note as of the date of the Amended and Restated Note.

WHEREAS, Maker and Payee desire to amend, restate, supersede and replace the Amended and Restated Note in its entirety in order to amend the repayment terms of the Note Amount (as defined below), of which $725,000.00 in principal has been repaid as of the date hereof.

NOW THEREFORE, FOR VALUE RECEIVED, the undersigned Maker hereby unconditionally covenants and promises to pay to the order of Payee, at such addresses, or at such other places as the Payee itself may from time to time designate in writing, in immediately available and good funds, the principal amount inclusive of interest thereon of Six Million Seven Hundred Eighty Thousand Dollars ($6,780,000.00) (the “Note Amount”).

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1.       Maker shall pay to the Payee the Note Amount as follows:

(a)             In payment of Five Million Two Hundred Fifty Thousand Dollars ($5,250,000.00) of the principal of the Note Amount, plus accrued and unpaid interest on the Note to the date hereof (the “Note Conversion Amount”), Maker shall deliver to Payee within fifteen (15) days following the date of this Note: (i) certificates representing a number of shares of Series E Preferred Stock of Maker, $0.0001 par value per share, which shall have the designations, rights and preferences as set forth in the form of Amendment to Certificate of Incorporation attached hereto as Exhibit A (the “Preferred Shares”), which number of Preferred Shares shall be determined by dividing the Note Conversion Amount by the Stated Value (as defined in the form of Amendment to Certificate of Incorporation attached hereto as Exhibit A) of one (1) Preferred Share; and (ii) Common Stock Purchase Warrants (the “Maker Warrants”) to purchase a number of shares of Maker’s Common Stock, $0.0001 par value per share (the “Maker Common Stock”), equal to 50% of the number of shares of Maker’s Common Stock issuable upon conversion of the Preferred Shares, at the exercise price and on the terms set forth in the form of Common Stock Purchase Warrant attached hereto as Exhibit B. As an example (assuming no interest for the purposes of the example), the number of shares of Preferred Stock would be: $5,250,000 divided by Preferred Stock Stated Value of $80, which equals 65,625 Preferred Shares, which would convert into 65,625,000 shares of common stock and 32,812,500 common stock warrants.

(b)             Maker shall pay to Payee the One Million Five Hundred Thirty Thousand Dollars ($1,530,000.00) remaining after the Note Conversion Amount in paragraph (a) is converted, in three (3) equal consecutive monthly installments of Five Hundred Ten Thousand Dollars ($510,000.00) plus interest thereon, each commencing on September 15, 2019 and on the 15th day of each month thereafter until paid.

2.       Notwithstanding anything contained herein, if the 15th day of any month in which a payment is due is not a business day when banks are open in New York, New York, or any other place for payment that the Payee designates, payment will be due on the next business day.

3.       Notwithstanding anything contained herein, the entire outstanding balance of the Note Amount shall be due and payable on or before November 15, 2019 (the “Maturity Date”). In addition, notwithstanding anything contained herein, the Note Amount may be prepaid in whole or in part without premium or penalty at any time at the Maker’s sole discretion.

4.       Notwithstanding anything to the contrary contained in this Note, any rate of interest payable on this Note shall never exceed the maximum rate of interest permitted under applicable law.

5.       It is expressly agreed that, unless waived by Payee, an “Event of Default” hereunder shall occur if any of the following occurs:

(a) Any payment due under this Note is not made within five (5) days of its respective due date (the “Grace Period”).

(b) If (A) the Maker or any of its subsidiaries shall (i) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property, (ii) admit in writing its inability to pay its debts generally as they mature, (iii) make a general assignment for the benefit of its or any of its creditors, (iv) be dissolved or liquidated, (v) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it, or (vi) take any action for the purpose of effecting any of the foregoing, or (B) proceedings for the appointment of a receiver, trustee, liquidator or custodian of the Maker, any of its subsidiaries or of all or a substantial part of the Maker’s or its subsidiaries’ property, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to the Maker or any of its subsidiaries, if any, or the debts thereof under any bankruptcy, insolvency or other similar law now or hereafter in effect shall be commenced and an order for relief entered or such proceeding shall not be dismissed or discharged within 45 days of commencement.

6.       If an Event of Default occurs and continues following the expiration of the Grace Period or any applicable cure period set forth in this Note, and the Payee provides notice to Maker thereof, the Payee’s sole recourse and remedy in the event of an uncured Note Default shall be to revert to the Amended and Restated Note. To effectuate the foregoing, the following shall be deemed to occur, automatically without any further action of the Maker, the Payee or any other person, upon the Payee giving the notice in this Paragraph 6 following the expiration of the Grace Period or applicable cure period set forth in this Note:

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(a) The Preferred Shares and any shares of Maker Common Stock issued upon conversion shall be cancelled and cease to be issued and outstanding. Until the certificates representing such cancelled Preferred Shares and shares of Maker Common Stock are returned to the Maker, the Payee shall hold such certificates in trust for the Maker.

(b) The Maker Warrants, to the extent unexercised, shall be cancelled and shall have no further force or effect.

(b) The Amended and Restated Note in accordance with the terms thereof, except that any cash payments made pursuant to Paragraph 1(b) of this Second Amended and Restated Promissory Note shall be applied to, and shall reduce, the principal amount of the Amended and Restated Note.

(c) This Second Amended and Restated Promissory Note shall be cancelled and shall have no further force or effect.

7.       The Payee hereby covenants that upon the occurrence of the events in Paragraph 6, the Payee shall promptly return the certificates representing the cancelled Preferred Shares and shares of Maker Common Stock with such other instruments or documents required by the Maker’s transfer agent to record the cancellation of the Preferred Shares on the Maker’s stock books and records; and if such shares are book-entry and uncertificated, the Payee shall deliver such instruments or documents required by the Maker’s transfer agent to record the cancellation of the book-entry Preferred Shares and shares of Maker Common Stock on the Maker’s stock books and records.

8.       This Note may not be changed orally, but only by an agreement in writing, signed by the party against whom enforcement of any waiver, change, modification or discharge is sought. Any forbearance of Payee in exercising any right or remedy hereunder, or otherwise afforded by applicable law, shall not be a waiver of or preclude the exercise of any right or remedy. The acceptance by Payee of partial payment of any sum payable hereunder before or after the Maturity Date shall not be a waiver of Payee’s right to either require prompt payment in full of the Note Amount on and after the Maturity Date or otherwise exercise any of Payee’s remedies hereunder or otherwise pursuant to applicable law for failure to make prompt payment.

9.       All parties to this Note, whether Maker, principal, surety, guarantor, or endorser, hereby waive presentment for payment, demand, protest, notice of protest and notice of dishonor.

10.       Notwithstanding any other provision of this Note, all payments made hereunder shall be applied first to payment of sums payable hereunder other than the Note Amount, and secondly to the balance of the Note Amount.

11.       Any and all notices or other communications or deliveries required or permitted to be given or made pursuant to any of the provisions of this Note shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile or e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next business day if sent after normal business hours of the recipient or (d) on the third (3rd) day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the addresses set forth in the first paragraph of this Note (or at such other address for a party as shall be specified in a notice given in accordance with this section).

12.       This Note is to be construed and enforced in accordance with the laws of the State of New York, without regard to conflicts of laws principles. This Note shall be construed without regard to any presumption or rule requiring construction against the party causing this Note to be drafted.

13.       The Maker, and the Payee by acceptance of this Note, hereby consents to the exclusive jurisdictions of the state courts of the State of New York in and for New York county, or the federal courts of the United States of America located in the Southern District of New York sitting in New York county, and any appellate court from any thereof, over any dispute arising out of or relating to this Note or any of the transactions contemplated hereby and each party hereto hereby irrevocably agrees that all claims in respect of such dispute or any action or proceeding related thereto may be heard and determined in any such courts. The Maker, and the Payee by acceptance of this Note, hereby irrevocably waive, to the fullest extent permitted by applicable law, any objection that they may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of inconvenient forum for the maintenance of such dispute. The Maker, and the Payee by acceptance of this Note, agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. The Maker, and the Payee by acceptance of this Note, agrees that a final judgment in any action or proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by law or at equity.

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14.       THE MAKER AND THE PAYEE BY ACCEPTANCE OF THIS NOTE HEREBY WAIVES TRIAL BY JURY IN ANY ACTION, PROCEEDING, COUNTERCLAIM OR CROSS-CLAIM BROUGHT BY OR AGAINST IT ON ANY MATTERS WHATSOEVER, IN CONTRACT OR IN TORT, ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS NOTE.

15.       This Note may not be assigned by the Payee without the Maker’s consent and may not be assigned by Maker without Payee’s prior written consent. Whenever Payee is referred to in this Note, such reference shall be deemed to include the permitted successors and assigns of Payee, and all covenants, provisions and agreements by or on behalf of Maker which are contained herein shall inure to the benefit of the successors and assigns of Payee. Whenever Maker is referred to in this Note, such reference shall be deemed to include the permitted successors and assigns of Maker.

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IN WITNESS WHEREOF, the undersigned has executed this Second Amended and Restated Promissory Note as of September __, 2019.

MOBIQUITY TECHNOLOGIES, INC.

By: /s/ Dean Julia
Name: Dean Julia
Title: Chief executive Officer

/s/ Deepankar Katyal
DEEPANKAR KATYAL, as Payee

[Mobiquity Technologies, Inc. Second Amended and Restated Promissory Note Signature Page.]

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SECOND AMENDED AND RESTATED PROMISSORY NOTE

EXHIBIT A

FORM OF AMENDMENT TO CERTIFICATE OF INCORPORATION

SERIES E PREFERRED STOCK

See attached.

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SECOND AMENDED AND RESTATED PROMISSORY NOTE

EXHIBIT B

FORM OF COMMON STOCK PURCHASE WARRANT

See attached.

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